     As filed with the Securities and Exchange Commission on March 30, 2001

                                              Registration No. _________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            VIPC COMMUNICATIONS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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
                        Delaware                                                           33-0812709
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
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)


94 Rue de Lausanne, CH1202, Geneva Switzerland                                                            N/A
-------------------------------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                                                                 (Zip Code)
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                      VIPC Communications, Inc. Stock Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


 Signature Stock Transfer, 14675 Midway Road, Suite 221, Dallas, Texas 75224
--------------------------------------------------------------------------------
                    (Name and address of agent for service)


                                 (972) 788-4193
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          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

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

============================================================================================+========================
                                                    Proposed maximum       Proposed maximum
  Title of securities         Amount to be           Offering price       Aggregate offering          Amount of
    to be registered           Registered            per share (1)             price (1)        Registration fee (1)
--------------------------------------------------------------------------------------------------------------------
     Common Stock,
       $.0001 (2)               5,000,000                $.125                 $625,000                $156.25
=====================================================================================================================
         TOTALS                 5,000,000                                      $625,000                $156.25
=====================================================================================================================
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(1)      Because the offering price of all shares of Common Stock being registered under the VIPC Communications, Inc. Stock Plan is not known at this time, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the registration fee with respect to these shares have been calculated pursuant to Rule 457(h)(1)
         and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, which require that, solely for purposes of calculating the registration fee, these figures are based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration
         Statement, as reported on the National Association of Securities
         Dealers, Inc. OTC Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, directly or pursuant to options under the VIPC Communications, Inc. Stock Plan.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


         The document(s) containing the information concerning the VIPC Communications, Inc. Stock Plan, effective as of March 20, 2001 (the "Plan"), required by Item 1 of Form S-8, and the statement of availability of Registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. VIPC Communications, Inc., a Delaware corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.



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






                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Incorporated by reference into this Registration Statement are the contents of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 and on Form 10-KSB/A for the year ended December 31, 1999 filed November 10, 2000; the Quarterly Reports on Form 10-QSB for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000; and Current Reports on Form 8-K filed March 10, 2000, May 5, 2000, July 14, 2000 and November 9, 2000 and on Form 8-K/A filed May 1, 2000, July 14, 2000 and September 13, 2000 and on Form 8-K/A-2 filed November 13, 2000. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents. Requests for such copies shall be directed to Michael Harrop, President, VIPC Communications, Inc., 94 Rue de Lausanne, CH1202, Geneva, Switzerland.

ITEM 4. DESCRIPTION OF SECURITIES.

         The class of securities to be offered, common stock, is registered under Section 12(g) of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         A member of the law firm of Futro & Trauernicht LLC, Attorneys and Counselors at Law, counsel to the Company, and whose opinion as to the validity of the issuance of shares of Common Stock hereunder is attached hereto as
Exhibit 5.2, will be issued 500,000 shares under the Plan and has also been granted an option under the Plan to purchase an additional 500,000 shares. The options are fully-vested, have an exercise price of $.10 per share, and expire on March 19, 2006.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Ten of the Company's Certificate of Incorporation provides that: "The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article Nine of the Company's Certificate of Incorporation provides that: "The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented."

         Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation, in its certificate of incorporation, may, add a provision eliminating or limiting the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

Exhibit
 Number             Description
-------             -----------

   4.1 Certificate of Incorporation, as amended on September 22, 2000 and currently in effect. (Incorporated by reference to Exhibit 3.3 of the Company's current report on Form 8-K dated November 9, 2000.)

   4.2 Restated Bylaws for VIPC Communications, Inc., as restated on October 9, 2000 and currently in effect. (Incorporated by reference to Exhibit 3.4 of the Company's current report on Form 8-K dated November 9, 2000.)

   5.1 Opinion of Counsel, Futro & Trauernicht LLC. (Filed herewith.)

  10.4               VIPC Communications, Inc. Stock Plan dated March 20, 2001.
                     (Filed herewith.)

  23.3 Consent of auditor, Armando C. Ibarra, CPA. (Filed herewith.)

  23.4               Consent of Counsel, Futro & Trauernicht LLC.  (Included in
                     Exhibit 5.1.)



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






ITEM 9. UNDERTAKINGS.

         The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Geneva, Switzerland on the 27th day of March, 2001.


                          VIPC COMMUNICATIONS, INC.


                          By:  /s/ Zhang Lebing
                              --------------------------------------------------
                              Zhang Lebing, Chief Executive Officer and Director


         In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



                          By: /s/ Zhang Lebing
                              --------------------------------------------------
                              Zhang Lebing, Chief Executive Officer and Director

                              Date:  March 27, 2001



                          By: /s/ Michael Harrop
                              --------------------------------------------------
                              Michael Harrop, President, Chief Financial and Accounting Officer and Director

                              Date:  March 27, 2001



                          By: /s/ Fan XinXiang
                              --------------------------------------------------
                              Fan XinXiang, Treasurer and Director

                              Date:  March 27, 2001



                          By: /s/ Benny Li
                              --------------------------------------------------
                              Benny Li, Secretary and Director

                              Date:  March 27, 2001





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

                                  EXHIBIT INDEX

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EXHIBIT
NUMBER                DESCRIPTION
-------               -----------
  4.1                 Certificate of Incorporation, as amended on September 22, 2000 and currently in effect.  (Incorporated by reference to Exhibit 3.3 of the Company's current report on Form 8-K dated November 9, 2000.)

  4.2                 Restated Bylaws for VIPC Communications, Inc., as restated on October 9, 2000 and currently in effect.  (Incorporated by reference to Exhibit 3.4 of the
                      Company's current report on Form 8-K dated November 9, 2000.)

  5.1                 Opinion of Counsel, Futro & Trauernicht LLC.  (Filed herewith.)

 10.4                 VIPC Communications, Inc. Stock Plan dated March 20, 2001.  (Filed herewith.)

 23.3                 Consent of auditor, Armando C. Ibarra, CPA.  (Filed herewith.)

 23.4                 Consent of Counsel, Futro & Trauernicht LLC.  (Included in Exhibit 5.1.)
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